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                                                                   EXHIBIT 23.16

  I consent to being named as a nominee for director of UAL in the Proxy Statement and to serve as a director if elected.

                                          Very truly yours,

                                                    /s/ Roger D. Hall
                                          _____________________________________
                                                      Roger D. Hall

Dated: May 5, 1994